                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  UBID, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                    [LOGO]

                                                                 April 26, 1999

Dear Stockholder:

   You are cordially invited to attend the 1999 Annual Meeting of Stockholders of uBid, Inc., to be held on Monday, May 24, 1999, at the Westin O'Hare Hotel, 6100 River Road, Rosemont, Illinois, beginning at 10:00 a.m. local time.

   The business to be conducted at the meeting includes the election of directors, approval of the uBid, Inc. 1998 Stock Incentive Plan, ratification of the selection of independent auditors and consideration of any other matters that may properly come before the meeting and any adjournment thereof. The enclosed Notice of Annual Meeting and Proxy Statement provide further details of the business to be conducted at the Annual Meeting.

   Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by completing, signing, dating and returning the enclosed proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

   We look forward to welcoming you at the meeting.

                                          Sincerely,

                                          /s/ Gregory K. Jones

                                          Gregory K. Jones
                                          Chairman of the Board of Directors,
                                           President and Chief Executive
                                           Officer

                                    [LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on May 24, 1999

   The Annual Meeting of Stockholders of uBid, Inc. (the "Company"), will be held at the Westin O'Hare Hotel, 6100 River Road, Rosemont, Illinois on Monday, May 24, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors of the Company to serve for a term of 3 years or until their respective successors are duly elected and qualified;

     2. To approve the uBid, Inc. 1998 Stock Incentive Plan;

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for its 1999 fiscal year; and

     4. To transact any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this notice. A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, containing consolidated financial statements, is included with this mailing.

   The Board of Directors has fixed the close of business on April 9, 1999 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the offices of the Company, 2525 Busse Road, Elk Grove Village, Illinois for a period of ten days prior to the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Frank Khulushi

                                          Frank F. Khulusi
                                          Secretary

April 26, 1999


                            YOUR VOTE IS IMPORTANT

 Please indicate your voting instructions on the enclosed proxy card and date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

                                  uBID, INC.
                                2525 Busse Road
                       Elk Grove Village, Illinois 60007

                               ----------------

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                          To be held on May 24, 1999

                               ----------------

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of uBid, Inc. ("uBid" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Monday, May 24, 1999 (the "Annual Meeting"), at 10:00 a.m., local time, at the Westin O'Hare Hotel, 6100 River Road, Rosemont, Illinois and at any adjournment or postponement thereof. At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two Class I directors, to approve the uBid, Inc. 1998 Stock Incentive Plan (the "Plan"), to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1999 and to transact any other business that may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 26, 1999.

Voting at the Annual Meeting

   The only issued and outstanding voting securities of the Company are its shares of Common Stock, $.001 par value (the "Common Stock"), of which 9,146,883 shares were outstanding at the close of business on April 9, 1999. Only holders of record at the close of business on April 9, 1999 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Except as described below, the holders of the Common Stock of the Company are entitled to one vote per share on each matter submitted to a vote of stockholders. The Company's Amended and Restated Bylaws do not provide for cumulative voting by stockholders.

   The holders of a majority of the Company's outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a "no" vote on such proposals, whereas broker non-votes are not counted. Directors are elected by a plurality of the votes of the shares of Common Stock represented and voted at the meeting and, abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy is required for approval of the Plan and the ratifcation of the appointment of auditors.

The Proxy

   The persons named as proxyholders, Gregory K. Jones and Thomas E. Werner, were selected by the Board of Directors of the Company and currently serve as executive officers of the Company.

   All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the Common Stock of the Company represented by the proxy will be voted as to the proposal for which no specification is given as follows: FOR the election of the director nominees named in this Proxy Statement, FOR the approval of the uBid, Inc. 1998 Stock Incentive Plan, FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 1999 fiscal year and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business to be conducted at the Annual Meeting. An executed proxy may be revoked at any time before its exercise by filing with the Company's Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

   As of the Record Date, Creative Computers, Inc. (the "Parent") was the beneficial owner of 7,329,883 shares of the Common Stock of the Company, constituting approximately 80.1% of the total voting power of all of the outstanding shares of Company Common Stock which are entitled to vote at the Annual Meeting. Management of the Parent has indicated to the Company that the Parent intends to vote or direct the vote of all shares of Company Common Stock beneficially owned by the Parent in favor of all three proposals. See "Voting Securities and Principal Holders Thereof."

Solicitation

   The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. In the discretion of management, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. Although management does not currently expect to retain such a firm, it estimates that the fees of such firm would range from $5,000 to $10,000 plus out-of-pocket expenses, all of which would be paid by the Company.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes, as nearly equal in number as the then-total number of directors at the time of initial election, with the term of office of one class expiring each year. Vacancies on the Board and newly created directorships are filled by vote of a majority of directors then in office, and any directors so chosen will hold office until the next election of the class for which such directors were chosen. On February 12, 1999, the Board of Directors increased the number of directors to five in accordance with Section 3.1 of the Company's Amended and Restated Bylaws and unanimously appointed Mark C. Layton to serve as a director until the 1999 Annual Meeting.

   At the Annual Meeting, two individuals will be elected as Class I directors of the Company to serve for a three year term and until their respective successors are duly elected and qualified. The Board of Directors has nominated Frank F. Khulusi and Mark C. Layton for election as Class I directors at the Annual Meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE NOMINEES FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS.

   The proxies given to the proxyholders will be voted or not voted as directed therein and, if no direction is given, will be voted FOR approval of the director nominees named herein. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board of Directors may recommend in the place of such nominee.

Nominees and Directors

   The table below sets forth the names, ages and positions of all nominees and continuing directors as of April 14, 1999. A summary of the background and experience of each of these individuals is set forth after the table. Information regarding uBid's executive officers is set forth in Part I of its Annual Report on Form 10-K under the heading "Executive Officers of the Registrant."

             Name            Age                   Position(s)
             ----            ---                   ----------
   Class I Directors (term
    expires in 2002)
     Frank F. Khulusi(1)...   32 Secretary and Director
     Mark C. Layton........   38 Director

   Class II Directors (term
    expires in 2000)
     Howard A. Tullman(2)..   53 Director
     Norman H. Wesley(2)...   49 Director

   Class III Directors
    (term expires in 2001)
     Gregory K. Jones(1)...   38 Chairman, President and Chief Executive Officer

--------
(1) Member of the Executive Committee.

(2) Member of Audit Committee and Compensation Committee.

Nominees

   Frank F. Khulusi. Mr. Khulusi has been a director of the Company since its incorporation in 1997, acted as its President until November 1997, and acted as Chairman of the Board from the Company's incorporation to July 1998. Mr Khulusi is a co-founder of Creative Computers, Inc., and has served as its Chairman of the Board, President and Chief Executive Officer since 1987. Mr. Khulusi attended the University of Southern California.

   Mark C. Layton. Mr. Layton became a member of the Board of Directors of the Company in February 1999. Mr. Layton has served as President, Chief Executive Officer and Chief Operating Officer of Daisytek International, a global distributor of office consumables and computer supplies, since April 1997 and as a Director since 1988. He served as President, Chief Operating Officer and Chief Financial Officer of Daisytek from 1993 to April 1997, as Executive Vice President from 1990 to 1993 and as Vice President--Operations from 1988 to 1990. Prior to joining Daisytek, Mr. Layton served as a management consultant with Arthur Andersen & Co., S.C. for six years through 1988, specializing in wholesale and retail distribution and technology. Mr. Layton received his B.S. degree in Business Management Information Technology from Northern Arizona University.

Continuing Directors

   Gregory K. Jones. Mr. Jones has been President and Chief Executive Officer of the Company since November 1997 and Chairman of the Board since July 1998. From October 1995 to November 1997, Mr. Jones was Senior Vice President of Strategic Markets at APAC TeleServices, Inc., a provider of outsourced telephone-based marketing, sales and customer management solutions. From October 1990 to October 1995, Mr. Jones served as the President and Chief Operating Officer of The Reliable Corporation/Office 1, a Chicago-based direct mail/retailer of office products. From January 1988 to October 1990, Mr. Jones was a Senior Manager, consulting on systems and technology strategic planning for the accounting/consulting firm of Ernst & Young LLP. He sits on the Board of Directors of Ohio-based D.I.Y. Home Warehouse, an operator of 16 warehouse-format home improvement centers. Mr. Jones received his B.A. degree from Miami University (Ohio) and his M.M. in marketing and finance from the J.L. Kellogg Graduate School of Management of Northwestern University.

   Howard A. Tullman. Mr. Tullman joined the Board of Directors in June 1998. Since June 1997, Mr. Tullman has served as the Chief Executive Officer of Tunes.com (formerly JAMtv Corporation), which operates an Internet music site specializing in the webcasting of live music events. From October 1996 to May

1997, Mr. Tullman was one of the co-managers of Digital Entertainment Networks LLC, the predecessor to JAMtv Corporation. From October 1993 to September 1996, Mr. Tullman served as the President and Chief Executive Officer of Imagination Pilots, Inc., a multimedia software developer which he also founded. Immediately prior to founding Imagination Pilots, Inc., Mr. Tullman served as the Chief Executive Officer of Eager Enterprises, Inc., an information industry venture capital firm which he founded in 1990. Mr. Tullman received his B.A. degree from Northwestern University and a J.D. from the Northwestern University School of Law.

   Norman H. Wesley. Mr. Wesley became a member of the Board of Directors of the Company in November 1998. Beginning January 1, 1999, Mr. Wesley became President, Chief Operating Officer and a member of the Board of Directors of Fortune Brands, Inc., a consumer products company with premier brands and leading markets in home and office products, golf equipment and distilled spirits. Mr. Wesley currently serves as Chairman and Chief Executive Officer of Fortune Brands Home & Office, the consolidated operation of ACCO World Corporation and MasterBrands Industries, Inc. Mr. Wesley joined ACCO in 1984 as Vice President, Corporate Development, became President and Chief Operating Officer of that company in 1987 and Chief Executive Officer in 1990. From 1997 through December 31, 1998, Mr. Wesley served as Chairman and Chief Executive Officer of MasterBrands Industries, Inc. Mr. Wesley earned both a B.S. in finance, cum laude, and a M.B.A., magna cum laude, from the University of Utah.

Compensation of Directors

   The Company's directors did not receive cash compensation for serving on the Board of Directors or its committees for the fiscal year ended December 31, 1998, but they were reimbursed for expenses incurred in attending Board meetings.

   In 1998, Mr. Tullman and Mr. Wesley were each granted an option to purchase 18,325 shares of Common Stock, at an exercise price of $6.82 and $11.79, respectively, per share, in connection with their becoming directors of the Company. In connection with his appointment as a director in February 1999, Mr. Layton was granted an option to purchase 18,325 shares of Common Stock at an exercise price of $62.50 per share. Stock option grants made to the Company's directors in 1998 were made under its informal stock option plan. The Company intends to make future option grants to its non-employee directors under the Company's 1998 Stock Incentive Plan. Other than as will be provided in such Plan and the reimbursement of reasonable expenses incurred with attending Board and Committee meetings, the Company has not yet adopted specific policies on directors' compensation and benefits.

Committees of the Board

   The Company has established three standing committees of its Board of Directors, including an Executive Committee, an Audit Committee and a Compensation Committee, effective as of the closing of the Company's initial public offering in December 1998. The Company does not have a nominating committee. The basic functions of each of these standing committees are summarized below.

   Audit Committee. The Audit Committee, currently consisting of Mr. Tullman and Mr. Wesley, recommends the appointment of the independent public accountants of the Company, reviews and approves the scope of the annual audit and reviews the results thereof with the Company's independent accountants. The Audit Committee also assists the Board in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of the Company's business ethics and conflicts of interest policies.

   Compensation Committee. The Compensation Committee, currently consisting of Messrs. Tullman and Wesley, recommends to the Board of Directors the salaries, bonuses and stock awards received by the executive officers of the Company. The Compensation Committee is also responsible for administering the Company's Stock Incentive Plan. The Compensation Committee determines the recipients of awards, sets the exercise price of shares granted, and determines the terms, provisions and conditions of rights granted.

   Executive Committee. The Executive Committee, currently consisting of Mr. Jones and Mr. Khulusi, is given the power to exercise all powers of the Board, to the extent permitted by law, in the management of the business and affairs of the Company except for the amendment of the Company's Bylaws or the approval or recommendation of matters to the Company's stockholders.

Attendance at Board and Committee Meetings

   During the fiscal year ended December 31, 1998, the Board of Directors met three times and the Compensation Committee met once. The Audit Committee did not hold any formal meetings during 1998. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees of the Board on which such director served.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that the Company's executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers and directors are also required by the SEC rules to furnish the Company with copies of all Section 16(a) reports they file. As part of a
Section 16 compliance program established by the Company for its executive officers and directors, the Company undertakes to file these reports on behalf of such individuals. Based solely on its review of the Forms 3, 4 and 5 filed on behalf of its executive officers and directors, as well as written representations from certain individuals that no Forms 5 are required by such individuals, the Company believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the rules of the Commission.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 14, 1999 (the "Ownership Date") by (i) each person known by the Company to own more than 5% of such shares, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of its four most highly compensated executive officers who served as executive officers as of the Ownership Date, and (iv) all directors and executive officers as a group. As of April 14, 1999, there were 9,146,883 issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable upon exercise of options. Ownership information has been supplied by each of the persons concerned. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of the Company's Common Stock beneficially owned, subject to community property and similar laws, where applicable.

                                                       Shares Beneficially
                                                              Owned
                                                       ----------------------
                   Beneficial Owner(1)                 Number (2)    Percent
                   -------------------                 ------------  --------
   Creative Computers, Inc.(3)........................    7,329,883      80.1%

   Gregory K. Jones(4)................................       73,299         *

   Thomas E. Werner...................................          --          *

   George Lu(5).......................................       14,660         *

   Timothy E. Takesue(6)..............................       14,660         *

   David L. Hirschman(7)..............................       21,990         *

   Frank F. Khulusi...................................          --          *

   Howard A. Tullman(8)...............................        6,665         *

   Norman H. Wesley...................................        4,000         *

   Mark C. Layton.....................................          --          *

   All directors and executive officers as a group (9
    persons) (9)......................................      135,274       1.5%

--------
 * Represents holdings of less than 1%

(1) Except as otherwise specified, the address of each of the persons set forth in the list above is: 2525 Busse Road, Elk Grove Village, Illinois 60007.

(2) The address of Creative Computers, Inc. is 2555 West 190th Street, Torrance, California 90504.

(3) With respect to options included in the table that are presently vested or will vest within 60 days of the Ownership Date, no such options are exercisable until the earlier of (i) the day following the distribution of all Company stock held by the Parent to its shareholders or (ii) 18 months from the closing date of the Company's initial public offering. See "Executive Compensation--Summary of Option Grants."

(4) Includes options to purchase approximately 73,299 shares of Common Stock which are presently vested or will vest within 60 days of the Ownership Date.

(5) Includes options to purchase approximately 14,660 shares of Common Stock which are presently vested or will vest within 60 days of the Ownership Date.

(6) Includes options to purchase approximately 14,660 shares of Common Stock which are presently vested or will vest within 60 days of the Ownership Date.

(7) Includes options to purchase approximately 21,990 shares of Common Stock which are presently vested or will vest within 60 days of the Ownership Date.

(8) Includes options to purchase approximately 3,665 shares of Common Stock which are presently vested or will vest within 60 days of the Ownership Date.

(9) Includes an aggregate of 128,274 shares of Common Stock issuable upon exercise of stock options which are presently vested or will vest within 60 days of the Ownership Date.

                            EXECUTIVE COMPENSATION

Summary of Executive Compensation

   The following table sets forth for period from the Company's inception in 1997 to December 31, 1998 the compensation of Gregory K. Jones, the Company's President and Chief Executive Officer, and the Company's other executive officers (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   Long Term
                                                                  Compensation
                                    Annual Compensation(2)           Awards
                              ----------------------------------- ------------
                                                                   Securities   All Other
  Name and Principal           Salary              Other Annual    Underlying  Compensation
  Position(1)            Year   ($)    Bonus ($) Compensation ($) Options (#)     ($)(3)
  ------------------     ---- -------- --------- ---------------- ------------ ------------
Gregory K. Jones........ 1998 $175,000  $50,000        --               --        $1,630
 Chairman, President and
  Chief                  1997   19,519      --         --           366,494          --
 Executive Officer

Thomas E. Werner(4)..... 1998    6,153      --         --           109,948          --
 Vice President, Chief
  Financial
 Officer and Assistant
  Secretary

George Lu(4)............ 1998  106,154      --         --           100,299          --
 Vice President--
  Information
 Systems

Timothy E. Takesue...... 1998   79,077   20,000        --            45,325          886
 Vice President--
  Merchandising          1997   16,076   20,000        --            54,974          --

David L. Hirschman(5)... 1998  134,461      --         --           109,948          858
 Sr. Vice President--
  Operations             1997   69,560      --         --               --           --

--------
(1) Richard M. Finkbeiner, the former Chief Financial Officer of the Parent, served as the Chief Financial Officer of the Company from Inception through September 21, 1998. Mr. Finkbeiner did not receive any compensation from the Company in 1997. Mr. Finkbeiner's compensation from the Parent in 1997 consisted of salary of $233,063, a cash bonus of $94,653, relocation expenses and allowances paid by the Parent in an aggregate amount of $15,246 and an option to purchase 20,000 shares of Parent Common Stock with an exercise price of $7.125 per share. His compensation from the Parent in 1998 consisted of a base salary of $239,668. All compensation paid to Mr. Finkbeiner was for services provided to the Parent, and no allocation was made for services provided to the Company.

(2) Information regarding certain perquisites and other personal benefits has been omitted because the aggregate value of such items do not meet the minimum amount required for disclosure under the rules and regulations of the Commission.

(3) Consists of Company 401(k) Plan matching contributions on behalf of the Named Executive Officer.

(4) Mr. Werner and Mr. Lu joined the Company in 1998.

(5) Prior to joining the Company, Mr. Hirschman was employed by the Parent and received for his services to the Parent in 1997 a salary of $70,369, a cash bonus of $18,336 and options to purchase 24,600 shares of Parent Common Stock with exercise prices ranging from $5.50 to $6.00 per share.

Summary of Option Grants

   The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended December 31, 1998 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ---------------------------------------------
                                                                         Potential Realizable
                                                                               Value at
                                                                                Assumed
                                                                             Annual Rates
                                                                               of Stock
                         Number of    % of Total                                 Price
                         Securities    Options                               Appreciation
                         Underlying   Granted to                                  for
                          Options     Employees    Exercise                 Option Term(3)
                          Granted      in Last      Price   Expiration ---------------------
Name                       (#)(1)   Fiscal Year(2)  ($/sh)     Date       5%         10%
----                     ---------- -------------- -------- ---------- --------- -----------
Gregory K. Jones........      --           --%      $  --         --   $      -- $        --

Thomas E. Werner........  109,948        16.9         8.87   10/19/08    613,322   1,554,279

George Lu...............   47,644         7.3          .27   01/20/08      8,090      20,502
                           25,655         4.0          .27   03/30/08      4,356      11,040
                           27,000         4.2        15.00   12/02/08    254,702     645,466

Timothy E. Takesue......   18,325         2.8          .27   03/30/08      3,112       7,885
                           27,000         4.2        15.00   12/02/08    254,702     645,466

David L. Hirschman......  109,948        16.9          .27   01/08/08     18,669      47,312

--------
(1) The options vest at a rate of 20% per year, except that, in the case of options granted to Mr. Hirschman, the first 20% installment vested upon the Company's initial public offering. Upon a merger, sale of substantially all of the assets or similar transaction involving the Company that results in a change of control ("Change of Control"), the next 20% installment of the option will vest (the "Accelerated Installment") along with a prorated amount of any additional number of unvested shares covered by the option calculated by (x) subtracting the number of full months remaining until the normal annual vesting date of the Accelerated Installment from 12, (y) dividing the difference by 12 and
    (z) multiplying the resulting fraction times the number of shares covered by the next 20% installment. Notwithstanding the vesting described above, no option will be exercisable until the earlier of (i) the day following the distribution of all Company stock held by the Parent to its shareholders or (ii) 18 months from the closing date of the Company's initial public offering. See "Employment Agreements and Change-in-Control Arrangements."

(2) Based on an aggregate of 649,160 options granted to directors and employees of the Company in fiscal year 1998, including the Named Executive Officers.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years) and assumes a fair market value equal to the exercise price per share on the date of grant. It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

Year-End Option Values

   The following table sets forth information concerning the value of unexercised options at December 31, 1998. No options were exercised by the Named Executive Officers in the 1998 fiscal year.

                            YEAR-END OPTION VALUES
                               Fiscal Year 1998

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                                   Options at          In-the-Money Options at
                                December 31, 1998     December 31, 1998 ($)(1)
                            ------------------------- -------------------------
     Name                   Exercisable Unexercisable Exercisable Unexercisable
     ----                   ----------- ------------- ----------- -------------
Gregory K. Jones...........      --        366,494         --      $38,978,469
Thomas E. Werner...........      --        109,948         --       10,747,967
George Lu..................      --        100,299         --       10,269,590
Timothy E. Takesue.........      --        100,299         --       10,269,590
David L. Hirschman.........      --        109,948         --       11,693,519

--------
(1) The value of in-the-money options is based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1998, which was $106.625 per share, less the aggregate exercise price, times the aggregate number of shares issuable pursuant to such options. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 14, 1999 was $58.50

401(k) Plan

   Currently, the Company's employees participate in the Parent's 401(k) Savings and Retirement Plan. The Services Agreement entered into by the Company and the Parent provides that, for the lesser of (i) one year after the distribution of all Company stock held by the Parent to its shareholders or
(ii) until such time as the Company establishes its own 401(k) plan, the Company's employees will continue to participate in the Parent's 401(k) plan. See "Certain Relationships and Related Transactions--Services Agreement." The Company intends to adopt its own 401(k) Savings and Retirement Plan in the future that is intended to qualify for preferential tax treatment under section 401(k) of the Code ("401(k) Plan"). Although the Company has not yet adopted the specific terms of the 401(k) Plan, the Company intends that most of the employees of the Company will be eligible to participate in the 401(k) Plan upon adoption.

Employment Agreements and Change-in-Control Arrangements

   The Company has entered into an employment agreement with Gregory K. Jones, President and Chief Executive Officer of the Company. The agreement with Mr. Jones is terminable by Mr. Jones upon 30 days prior written notice or by the Company at any time. Pursuant to this agreement, Mr. Jones receives base salary in the amount of $175,000, subject to increase or decrease by mutual agreement or pursuant to the Board of Directors' annual review policy and budgeting procedures. Mr. Jones is also eligible to receive annual bonuses, at the sole discretion of the Board, up to a current maximum annual amount of $50,000. In December 1998, the Board of Directors approved a $50,000 bonus for Mr. Jones for the 1998 fiscal year. If Mr. Jones' employment agreement is terminated prior to October 22, 2000, he will receive an amount equal to six months of his base compensation as severance and continue to receive health benefits for six months after such termination.

   Pursuant to his employment agreement, in 1997 Mr. Jones was granted an option to purchase 366,494 shares of Common Stock at an exercise price of $0.27 per share. Upon a merger, sale of substantially all of the assets or similar transaction involving the Company that results in a Change of Control, Mr. Jones' option will become fully vested.

   In addition to Mr. Jones' employment agreement as described above, Thomas Werner, Vice President and Chief Financial Officer of the Company, Timothy E. Takesue, Vice President--Merchandising, and David

Hirschman, Senior Vice President--Operations of the Company, have the right to receive three months' salary if their employment is terminated by the Company.

   Pursuant to stock option agreements covering options granted by the Company under its informal stock option plan to persons other than Mr. Jones, upon a merger, sale of substantially all of the assets or similar transaction involving the Company that results in a change of control of the Company, the next 20% installment of the option will vest along with a prorated amount of any additional number of unvested shares covered by the option calculated by
(x) subtracting the number of full months remaining until the normal annual vesting date of the Accelerated Installment from 12, (y) dividing the difference by 12 and (z) multiplying the resulting fraction times the number of shares covered by the next 20% installment. In addition, the Administrator of the Company's 1998 Stock Incentive Plan has the authority to provide for the acceleration of vesting and exercisability and release from certain restrictions of awards made under such Plan, upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions. To date, options granted under the 1998 Stock Incentive Plan have contained change of control provisions similar to those described above with respect to options under the Company's informal option plan. See "Proposal Two: Approval of the 1998 Stock Incentive Plan--Corporate Transactions, Changes in Control and Related Entity Dispositions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's executive compensation program has been administered by the Compensation Committee of the Board of Directors since December 1998. Prior to December 1998, compensation decisions and grants of stock options were made by the Board of Directors of the Company. The current members of the Compensation Committee are Mr. Tullman and Mr. Wesley, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Code.

General Compensation Philosophy

   The role of the Compensation Committee is to review and administer all compensation arrangements for executive officers of uBid, and to be responsible for administering uBid's stock plans. uBid's compensation philosophy for officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables uBid to attract, motivate, reward and retain key executives and employees. The Compensation Committee currently uses salaries, bonuses and stock options to meet these goals.

Executive Compensation

   Base Salary. Salaries for executive officers for 1998 were generally determined by the Board of Directors on an individual basis at the time of hiring. The majority of uBid's executives were hired prior to the formation of the Compensation Committee. For 1999, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. During 1998, uBid had no formal bonus plan. Bonuses payable to executives were determined by negotiations between the particular executive and uBid during the hiring process. In December 1998, the Compensation Committee approved a bonus for Mr. Jones of $50,000 pursuant to the employment agreement between the Company and Mr. Jones.

   Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of uBid's stockholders and encourages executives to remain in uBid's employ. Since its inception in 1997, the Company has issued stock options to executives pursuant to its informal stock option plan. Beginning in 1999, the Compensation Committee plans to grant options in accordance with its 1998 Stock Incentive Plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of uBid's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

   Mr. Jones' base salary for 1998 was paid pursuant to the terms of his 1997 employment agreement with the Company. In December 1998, the Compensation Committee approved a bonus for Mr. Jones of $50,000 pursuant to his employment agreement. Mr. Jones did not receive any stock options during fiscal 1998. For 1999, the Compensation Committee will evaluate his compensation consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The 1998 Stock Incentive Plan is being submitted to the Company's stockholders for approval in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by-case basis.

                                          COMPENSATION COMMITTEE

                                          Howard A. Tullman
                                          Norman K. Wesley

                        COMPANY STOCK PRICE PERFORMANCE

   The following performance graph compares the cumulative stockholder return on the Company's Common Stock, assuming an initial investment of $100, for the period beginning on December 4, 1998 and ending on December 31, 1998, with the cumulative total return of a broad market index (Nasdaq Stock Market--U.S. Composite Index) and an industry index (Hambrecht & Quist Internet Index-- Commerce Technologies & Services Sector) for the same period. The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph was prepared by the Company with data provided by Research Data Group. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

   Pursuant to the rules and interpretations of the Commission, the chart below is calculated using as the beginning measurement period the closing price of the Company's Common Stock on December 4, 1998 (the first day of trading in the Company's Common Stock in its initial public offering), which was $48. The initial public offering price of the Company's Common Stock was $15.00 per share. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's Common Stock.

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG uBID, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE HAMBRECHT & QUIST INTERNET INDEX--
                    COMMERCE TECHNOLOGIES & SERVICES SECTOR


                             [GRAPH APPEARS HERE]

  Measurement                     Nasdaq Stock Market   Hambrecht & Quist Internet Index--
  Date          uBid Common Stock    (U.S.) Index     Commerce Technologies & Services Sector
  -----------   ----------------- ------------------- ---------------------------------------
    12/04/98          $100               $100                          $100
    12/31/98          $222               $110                          $127


   The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

Compensation Committee Interlocks and Insider Participation

   Since its establishment in December 1998, the Compensation Committee consisted of Messrs. Tullman and Wesley, neither of whom is or has been an officer or employee of the Company. Prior to the establishment of the Compensation Committee, the Board of Directors set the compensation of the Company's officers. Mr. Jones, who has served as the Company's President and Chief Executive Officer since November 1997, has participated in the board's deliberations concerning the compensation of officers other than himself.
Mr. Khulusi, who is a member of the Board of Directors and who participated in board deliberations concerning compensation of officers prior to the establishment of the Compensation Committee, serves as President and Chief Executive Officer of the Parent, with which the Company has engaged in several transactions which are described under the caption "Certain Relationships and Related Transactions" below.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In February 1999, the Company entered into indemnification agreements with each of its current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and the Company's Amended and Restated Bylaws, as well as certain additional procedural protections. Such indemnity agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified, and require the Company to indemnify such individuals to the fullest extent permitted by law.

  Historical Intercompany Relationships

   Prior to the Company's initial public offering (the "Offering"), the Company was a wholly-owned, indirect subsidiary of the Parent. As a wholly-owned subsidiary, the Company received various services provided by the Parent, including administration (accounting, human resources, legal), warehousing and distribution (through June 1998), Internet/telecom and joint marketing. The Parent has also provided the Company with the services of a number of its executives and employees. In consideration for these services, the Parent historically allocated a portion of its overhead costs related to such services to the Company. Management of the Company believes that the amounts allocated to the Company have been no less favorable to the Company than the expenses the Company would have incurred to obtain such services on its own or from unaffiliated third parties. None of these services were provided to the Company pursuant to any written agreement between the Company and the Parent.

  Separation from the Parent

   The Parent has announced that, subject to certain conditions, the Parent intends to separate the Company from the Parent's other operations and businesses (the "Separation") and to distribute to its stockholders all of the uBid Common Stock owned by the Parent (the "Distribution") in no event prior to 180 days after the December 9, 1998 closing date of the Company's initial public offering, (the "Offering Closing Date"). The Separation will establish the Company as a stand-alone entity with objectives separate from those of the Parent. The Company intends to focus its resources and management emphasis on the operations and markets it views as critical to its long-term success as a stand-alone entity. In December 1998, the Company and the Parent entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement") and certain other agreements providing for the Separation and the Distribution, the provision by the Parent of certain interim services to the Company, and addressing employee benefit arrangements, and tax and other matters. These agreements (the "Ancillary Agreements") are discussed below.

  Separation and Distribution Agreement

   The Separation and Distribution Agreement entered into between the Company and the Parent sets forth certain agreements among the Company and the Parent, with respect to the principal corporate transactions required to effect the Separation, the Offering and the Distribution, and certain other agreements governing the relationship among the parties thereafter.

   The Distribution. The Separation and Distribution Agreement provides that, subject to the terms and conditions thereof, the Parent and the Company will take all reasonable steps necessary and appropriate to cause all conditions to the Distribution to be satisfied and to effect the Distribution. The Board of Directors of the Parent (the "Parent Board") will have the sole discretion to set the date of the distribution (the "Distribution Date") for any date after June 7, 1999 and ending on or prior to December 31, 1999. In accordance with the Separation and Distribution Agreement, completion of the Distribution will be subject to the satisfaction, or waiver by the Parent Board, of the following conditions: (i) the opinion of PricewaterhouseCoopers LLP as to the tax-free nature of the Distribution (the "PwC Opinion") shall have been obtained, in form and substance satisfactory to the Parent, and be confirmed at the time of Distribution; (ii) if the Parent decides to seek a private letter ruling from the Internal Revenue Service (a "Letter Ruling"), the Letter Ruling shall have been obtained and remain effective consistent with the conclusions reached in the PwC Opinion, and such ruling shall be in form and substance satisfactory to the Parent, in its sole discretion; (iii) any material Governmental Approvals and Consents (as such terms are defined in the Separation and Distribution Agreement) necessary to consummate the Distribution shall have been obtained and shall be in full force and effect;
(iv) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of the Parent shall have occurred or failed to occur that prevents the consummation of the Distribution; and (v) no other events or developments shall have occurred subsequent to the closing of the Offering that, in the judgment of the Parent Board, would result in the Distribution having a material adverse effect on the Parent or on the stockholders of the Parent. The Parent has agreed to consummate the Distribution, subject to the satisfaction of the conditions set forth above. The Parent may terminate the obligation to consummate the Distribution if the Distribution has not occurred by December 31, 1999, unless extended by the Parent and the Company. In addition, the Separation and Distribution Agreement may be amended or terminated at any time prior to the Distribution Date by the mutual consent of the Company and the Parent.

   The Company and the Parent have agreed that none of the parties will take, or permit any of its affiliates to take, any action which reasonably could be expected to prevent the Distribution from qualifying as a tax-free distribution to the Parent and the Parent's stockholders pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties have also agreed to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution to the Parent and the Parent's stockholders pursuant to Section 355 of the Code. Without limiting the foregoing, prior to the Distribution Date, the Company will not issue or grant, directly or indirectly, any shares of its capital stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of its capital stock (whether or not then exercisable, convertible or exchangeable) that would affect the tax-free nature of the Distribution.

   Registration Rights. The Separation and Distribution Agreement provides that the Parent, and Messrs. Frank and Sam Khulusi, holders of approximately 18% and 19%, respectively of Parent Common Stock, will have the right in certain circumstances, but in no event prior to June 7, 1999 (in the case of the Parent) and 180 days after the Distribution (in the case of Messrs. Frank and Sam Khulusi), to require the Company to use its best efforts to register for resale shares of Common Stock held by them under the Securities Act of 1933, as amended ("1933 Act"), subject to certain conditions, limitations and exceptions ("Demand Registration"). The Company also has agreed with the Parent and Messrs. Frank and Sam Khulusi that if the Company files a registration statement for the sale of securities under the 1933 Act, then such persons may, subject to certain conditions, limitations and exceptions, include in such registration statement shares of Common Stock held by them ("Piggyback Registration"). In addition, for an additional 90 days after the applicable 180-day period, the Company will be entitled to include its shares in any requested Demand Registration and to reduce the number of shares to be sold by the Parent or Messrs. Frank and Sam Khulusi thereunder to a minimum of 20%, collectively, of the total offering plus the amount of any underwriters' over-allotment option. In the case of Messrs. Frank and Sam Khulusi, the Company will bear up to $100,000 of the cost of the first, and up to $50,000 of the second, requested registrations and will bear the cost of all piggyback registrations. In addition, the Parent's registration rights will terminate upon consummation of the Distribution.

   Releases and Indemnification. The Separation and Distribution Agreement provides for a full and complete release and discharge as of the Offering Closing Date of all liabilities, known or unknown, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Offering Closing Date, between the Company and the Parent (including any contractual agreements or arrangements existing or alleged to exist between them on or before the Offering Closing Date), except as expressly set forth in the Separation and Distribution Agreement.

   Except as provided in the Separation and Distribution Agreement, the Company has agreed to indemnify, defend and hold harmless the Parent and each of the Parent's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from: (i) the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company in accordance with their respective terms; (ii) any breach by the Company of the Separation and Distribution Agreement or any of the Ancillary Agreements; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Prospectus or the Registration Statement used in connection with the Offering.

   Except as provided in the Separation and Distribution Agreement, the Parent has agreed to indemnify, defend and hold harmless the Company and each of the Company's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from: (i) the failure of the Parent or any other person to pay, perform or otherwise promptly discharge any liabilities of the Parent other than the liabilities of the Company; and (ii) any breach by the Parent of the Separation and Distribution Agreement or any of the Ancillary Agreements. Neither the Company nor the Parent is obligated under the Separation and Distribution Agreement to indemnify the other for:
(i) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to the other under the Separation and Distribution Agreement or any Ancillary Agreement; (ii) any liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business between the parties prior to December 9, 1998;
(iii) any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one party at the request or on behalf of the other; (iv) any liability that the Company or the Parent may have with respect to indemnification or contribution pursuant to the Separation and Distribution Agreement for claims brought against other party by third persons; or (v) generally, any liability the release of which would result in the release of any person other than a person released pursuant to the Separation and Distribution Agreement.

   The Separation and Distribution Agreement contains provisions that govern, except as otherwise provided in any Ancillary Agreement, the resolution of disputes, controversies or claims that may arise between or among the parties. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management (or other mutually agreed) representatives of the parties. If such efforts are not successful, any party may submit the dispute, controversy or claim to mandatory, binding arbitration, subject to the provisions of the Separation and Distribution Agreement. The Separation and Distribution Agreement contains procedures for the selection of a sole arbitrator of the dispute, controversy or claim and for the conduct of the arbitration hearing, including certain limitations on discovery rights of the parties. These procedures are intended to produce an expeditious resolution of any such dispute, controversy or claim.

   In the event that any dispute, controversy or claim is, or is reasonably likely to be, in excess of $5 million, or in the event that an arbitration award in excess of $5 million is issued in any arbitration proceeding commenced under the Separation and Distribution Agreement, subject to certain conditions, any party may submit such dispute, controversy or claim to a court of competent jurisdiction and the arbitration provisions contained in the Separation and Distribution Agreement will not apply. In the event that the parties do not agree that the amount in controversy is in excess of $5 million, the Separation and Distribution Agreement provides for arbitration of such disagreement.

   Noncompetition; Certain Business Transactions. The Separation and Distribution Agreement provides that, for a period of nine months after the Distribution Date, the Parent will not directly or indirectly, including by way of acquisition of other companies, engage in the Internet online auction business in substantially the same manner and format as conducted by the Company on the date of the Separation and Distribution Agreement (the "Company Business"). The Separation and Distribution Agreement also provides for the allocation of certain corporate opportunities during the period prior to the Distribution Date. During this period, neither the Company nor the Parent will have any duty to communicate or offer such opportunities to the other and may pursue or acquire any such opportunity for itself or direct such opportunity to any other Person. Except as otherwise contemplated under the intercompany agreements, it is anticipated that all contracts between the Company and the Parent after consummation of the Offering will be at arms length.

   Expenses. Except as expressly set forth in the Separation and Distribution Agreement or in any Ancillary Agreement, whether or not the Distribution is consummated, each party will bear its own respective third-party fees, costs and expenses paid or incurred in connection with the Distribution.

   Parent Stock Options. Options to purchase common stock of the Parent that are outstanding as of the Distribution Date will, as of the Distribution Date, become options to purchase shares of both Parent Common Stock and Common Stock ("Adjusted Options"). The number of shares of Common Stock that will be subject to such Adjusted Options will be based upon the ratio of the number of shares of uBid Common Stock distributed to the Parent's stockholders in the Distribution divided by the total number of shares of Parent Common Stock outstanding on the record date for the Distribution. In addition, the exercise price for each Adjusted Option will be allocated between the option to purchase Parent Common Stock and the option to purchase Common Stock based on the respective pre- and post-Distribution prices of Parent Common Stock and Common Stock on the Nasdaq National Market. The options to purchase uBid Common Stock covered by the Adjusted Options will be issued under the Company's 1998 Stock Incentive Plan. As of March 26, 1999, there were outstanding options to purchase 777,051 shares of Parent Common Stock. Based on the number of shares of Parent Common Stock and options to purchase Parent Common Stock outstanding on March 26, 1999 and the number of shares of Common Stock outstanding on such date, options to purchase approximately 548,935 shares of uBid Common Stock would be granted in connection with Adjusted Options.

   Termination. The Separation and Distribution Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of the Parent and the Company. In the event of any termination of the Separation and Distribution Agreement, only the provisions of the Separation and Distribution Agreement that obligate the parties to pursue the Distribution, or take, or refrain from taking, actions which would or might prevent the Distribution from qualifying for tax-free treatment under Section 355 of the Code, will terminate, and the other provisions of the Separation and Distribution Agreement and each Ancillary Agreement will remain in full force and effect.

  Services Agreement

   In December 1998, the Company and the Parent entered into a services agreement (the "Services Agreement") pursuant to which the Parent provides to the Company various administrative services, including general accounting services, credit services and payroll and benefits administration. The following services will be provided by the Parent until the Distribution is consummated.

   General Accounting Services. Pursuant to the Services Agreement, the Parent provides uBid with accounts payable services and general ledger services. The services are provided on a cost-plus 10% basis.

   Credit Services. The Services Agreement also provides for the provision by the Parent to uBid of credit services, including full credit checking and analysis at a cost to uBid of $1.50 per transaction. The Parent will undertake to use its best efforts to process each credit check within 24 hours of receipt of the Company's request.

   Payroll and Benefits Administration. Under the Services Agreement, the Parent administers uBid's payroll and uBid's employees are covered under the Parent's health insurance plan and participate in the Parent's 401(k) plan. The Company reimburses the Parent for all payroll and benefits costs, and the Parent receives a monthly servicing fee on a cost-plus 10% basis per covered or participating employee.

   Payments pursuant to the Service Agreement are made monthly in arrears within 30 days after the Company's receipt of an invoice detailing the services rendered. The Company believes that the fees for services to be provided under the Services Agreement are no less favorable to the Company than could have been obtained by the Company from unaffiliated third parties.

   Any services rendered to the Company by the Parent beyond the services to be provided under the terms of the Services Agreement that the Parent determines are not covered by the fees provided for under the terms of the Services Agreement will be billed to the Company as described in the Services Agreement, or on such other basis as the Company and the Parent may agree, provided that the price payable by the Company for non-covered services will be established on a negotiated basis which is no less favorable to the Company than the charges for comparable services from unaffiliated third parties.

   Termination of the Services Agreement at Distribution. The Company and the Parent expect that, as of the Distribution Date, the Services Agreement will be terminated and the Parent will no longer perform the transactional and administrative services described above and certain other services historically performed by the Parent. The Company anticipates that, after the Distribution, it will have to engage third parties to perform such services or perform such services internally by Company personnel. The Company believes that it will be able to make the transition to internal and third party administration and transaction processing without significant additional expense or disruption of the Company's business; however, because the Company has historically relied heavily on the Parent for such services, no assurance can be given that the transition will not cause the Company to experience interruptions or temporary delays in the Company's operations and its ability to process customer transactions and ship products on a timely basis.

  Tax Indemnification and Allocation Agreement

   The Company and the Parent have entered into a Tax Indemnification and Allocation Agreement, which provides that if any one of certain events occurs, and such event causes the Distribution not to be a tax-free transaction to the Parent under Section 355 of the Code, then the Company will indemnify the Parent for income taxes the Parent may incur by reason of the Distribution not so qualifying under the Code (the "Distribution Taxes"). Such events include any breach of representations relating to the Company's activities and ownership of its capital stock made to the Parent or in connection with the PwC Opinion or any solicitation of a Letter Ruling. In connection with the Distribution, confirmation of the PwC Opinion at the time of the Distribution and any Letter Ruling, the Company will likely make certain representations regarding its intentions at the time of the Distribution with respect to its business.

   The Tax Indemnification and Allocation Agreement also provides that the Parent will indemnify the Company for Distribution Taxes for which the Company has no liability to the Parent under the circumstances described above.

   In addition to the foregoing indemnities, the Tax Indemnification and Allocation Agreement provides for: (i) the allocation and payment of taxes for periods during which the Company and the Parent are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes; (ii) the allocation of responsibility for the filing of tax returns; (iii) the conduct of tax audits and the handling of tax controversies; and (iv) various related matters.

   For periods during which the Company is included in the Parent's consolidated federal income tax returns or state consolidated, combined, or unitary tax returns (which will include the periods on or before the Distribution Date), the Company will be required to pay an amount of income tax equal to the amount it would have paid had it filed its tax return as a separate entity, except in cases where the consolidated or combined group as a whole realizes a detriment from consolidation or combination. The Company will be responsible for its own separate tax liabilities that are not determined on a consolidated or combined basis. The Company will also be responsible in the future for any increases to the consolidated tax liability of the Company and the Parent that is attributable to the Company, and will be entitled to refunds for reductions of tax liabilities attributable to the Company for prior periods.

   The Company will be included in the Parent's consolidated group for federal income tax purposes so long as the Parent beneficially owns at least 80% of the total voting power and value of the outstanding Common Stock. Each corporation that is a member of a consolidated group during any portion of the group's tax year is jointly and severally liable for the federal income tax liability of the group for that year. While the Tax Indemnification and Allocation Agreement allocates tax liabilities between Company and the Parent during the period on or prior to the Distribution Date in which the Company is included in the Parent's consolidated group, the Company could be liable in the event federal tax liability allocated to the Parent is incurred, but not paid, by the Parent or any other member of the Parent's consolidated group for the Parent's tax years that include such periods. In such event, the Company would be entitled to seek indemnification from the Parent pursuant to the Tax Indemnification and Allocation Agreement.

   As a condition to the Parent effecting the Distribution, the Company will be required to indemnify the Parent for any tax liability suffered by the Parent arising out of actions by the Company after the Distribution that would cause the Distribution to lose its qualification as a tax-free distribution or to be taxable to the Parent for federal income tax purposes under Section 355 of the Code. For example, Section 355 generally provides that a company that distributes shares of a subsidiary in a spin-off that is otherwise tax-free will incur U.S. federal income tax liability if 50% or more, by vote or value, of the capital stock of either the company making the distribution or the subsidiary is acquired by one or more persons acting pursuant to a plan or series of related transactions that include the spin-off. To ensure that issuances of equity securities by the Company will not cause the Distribution to be taxable to the Parent, the Tax Indemnification and Allocation Agreement contains certain restrictions on issuances of equity securities of the Company and its repurchase of equity securities until three years following the Distribution Date (the "Restriction Period"). Until the second anniversary of the Distribution Date, the Company cannot issue Common Stock and other equity securities (including the shares sold in the Offering) that would cause the number of shares of Common Stock distributed by the Parent in the Distribution to constitute less than 60% of the outstanding shares of Common Stock unless the Company first obtains either the consent of the Parent or a favorable IRS letter ruling that the issuance will not affect the tax-free status of the Distribution. After this period until the end of the third year from the Distribution Date, the Company cannot issue Common Stock and other equity securities that, when combined with equity securities sold in and after the Offering would cause the number of shares of Common Stock distributed by the Parent in the Distribution to constitute less than 55% of the outstanding shares of Common Stock unless the Company first obtains the consent of the Parent or a favorable IRS letter or opinion of tax counsel that the issuance would not affect the tax-free status of the Distribution. These restrictions on the issuance of equity securities may impede the ability of the Company to raise necessary capital or to complete acquisitions, if any, using equity securities. The foregoing prohibitions do not apply to issuances of debt securities of the Company that are not convertible into Common Stock or other equity securities. The same requirements for an IRS ruling, consent of the Parent or an opinion of counsel are applicable to any proposed repurchases of Common Stock during the Restriction Period. In the event that the Company is required to indemnify and reimburse the Parent for any tax liability incurred by the Parent arising out of the Distribution, such indemnification and reimbursement would have a material adverse effect on the business, results of operations and financial condition of the Company.

  Joint Marketing Agreement

   The Company and the Parent have entered into a joint marketing agreement (the "Marketing Agreement"), pursuant to which the Parent and the Company agreed to continue certain joint marketing efforts presently in place. The Marketing Agreement provides that the Company will continue to be presented on the home page of the Parent's "PC Mall" Website on at least one quarter of the page as well as receive a banner advertisement on the home page of the Parent's "PC Mall" Website. The Marketing Agreement provides that uBid will provide to the Parent a button that "clicks through" from the home page of the Company's Website to the Parent's "PC Mall" Website. As consideration for these marketing services, the Company will either make a payment of $10,000 per month to the Parent or the Parent, in its sole discretion, may elect to receive a banner advertisement on each page of the Company's Website in lieu of the monthly payment. The Marketing Agreement has a term of one year and is terminable by either party upon 60 days prior written notice.

  Internet/Telecommunications Agreement

   The Company and the Parent have also entered into an Internet/telecommunications agreement (the "Internet/Telecommunications Agreement") pursuant to which the Parent will continue to provide the Company with certain Internet and telecommunications services, including hosting the Company's Website. The Company agreed to reimburse the Parent for all telecommunications charges (other than personnel charges), as well as pay additional monthly personnel charges on a cost-plus 10% basis and capital equipment charges based on standard lease rates. The Internet/Telecommunications Agreement has an initial term of one year and is cancelable, at the option of either party, upon 90 days prior written notice, provided that, upon such cancellation, the Company will be required to purchase all capital equipment from the Parent at its depreciated book value.

  Sublease Agreement

   In July 1998, the Company and the Parent entered into a sublease currently covering 100,000 square feet of the Parent's 325,000 square foot distribution center in Memphis, Tennessee. The sublease provides for the Company's continued use of the Parent's sophisticated inventory control and shipping systems during the term of the sublease. The sublease is at a monthly rate equal to the Parent's obligations to the landlord, plus taxes and utilities, and will expire in 2002.

  Other Relationships with the Parent

   As of March 31, 1999 the Parent owned 7,329,883 shares of Common Stock, which represents approximately 80.1% of the voting power of all outstanding shares of Common Stock. Frank F. Khulusi, a director of the Company, also is the Chairman, President and Chief Executive Officer of the Parent.

   Parent Credit Agreement. The Parent is party to a credit agreement pursuant to which it has a credit facility of up to $60 million. Under the credit agreement, each of the Parent's subsidiaries, including the Company, is required to guarantee the Parent's obligations and to grant the lender a security interest in its assets to secure the obligations under the guaranty. The lender has signed a letter consenting to the Distribution and releasing the Company's guaranty obligations and the lender's security interest in the Company's assets. In connection with obtaining the lender's consent thereto, the Company and the Parent have entered into an agreement with the lender that provides that, through the Distribution Date, neither the Company nor the Parent will make certain transfers to each other of their respective assets which might impair the effectiveness or enforceability of the lender's security interest in assets of the Parent.

   Payable to Parent. Since April 1, 1997 ("Inception") the Parent has provided the funds to finance the Company's operations in the form of advances that bear interest at the prime rate. The Company had amounts due to the Parent for working capital and fixed asset purchases (the "Payable") totaling approximately $4.6 million as of December 31, 1998, of which $3.3 million is represented by a note due in June 2000 with interest payable monthly, and the remaining $1.3 million of which was repaid during the first quarter of 1999. Advances made by the Parent after the first quarter of 1999, if any, will be repaid within the respective quarter.

                                 PROPOSAL TWO

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

   The Company's stockholders are being asked to approve the Company's 1998 Stock Incentive Plan. The Plan was initially adopted on August 30, 1998 by the Company's Board of Directors and the Parent, as sole stockholder of the Company. The Plan is intended to enhance the Company's ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interests of key individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   The Plan is being submitted to stockholders in an effort to assure that awards under the Plan will be tax deductible by the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a $1 million limit on the amount of compensation paid to certain of the Company's executive officers that may be deducted by the Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goals set by a committee comprised of two or more "outside directors" pursuant to an incentive plan that has been approved by the Company's stockholders. Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. The Plan includes features intended to provide for the grant of awards that will qualify as "performance based" compensation. Stockholder approval of the Plan is necessary for maintaining the tax-deductible status of incentive awards made to key executives under the Plan, as well as to allow the Company to recognize and award key executives for their contributions to the success of the Company.

General Description

   The Plan was initially approved by the Board of Directors and sole stockholder in August 1998. In January and February 1999, the Board of Directors approved amendments to the Plan to (i) expand the definition of "consultant" under the Plan and (ii) to give the Plan Administrator (as defined below) discretion to provide in any particular Award Agreement for accelerated vesting of options upon a sale, merger or change of control of the Company.

   The purposes of the Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its parents, subsidiaries, and other businesses in which the Company, a subsidiary or a parent holds a substantial interest ("Related Entities"). As of March 31, 1999, options to purchase a total of 316,325 shares held by 41 optionees were outstanding as of such date at a weighted average exercise price of $69.53 per share, and 1,516,145 shares remained available for future grant under the Plan. As of that same date, the number of employees, directors and consultants of the Company eligible to receive grants under the Plan was approximately 62 persons, which includes all of the Company's current directors and executive officers. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 14, 1999 was $58.50.

   The Plan provides for the grant of (i) shares, (ii) options, stock appreciation rights ("SARs") or similar rights with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights ("DERs"), performance units ("Performance Units"), performance shares ("Performance Shares"), or a combination of such securities and benefits.

   An aggregate of 1,832,470 shares of Common Stock are reserved for issuance under the Plan. Beginning in January 2000 and on the first business day of each calendar year thereafter, the maximum aggregate number of shares of Common Stock available under the Plan will be increased by three percent (3%) of the number of shares of Common Stock outstanding as of December 31 of the preceding calendar year. The maximum aggregate number of shares available for grant of incentive stock options under the Plan is 476,442, which number will not be subject to such annual adjustment. The maximum number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any employee in any fiscal year is 366,494 shares.

Administration

   The Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the "Administrator" of the Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards subject to Code Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board of Directors may authorize one or more officers to grant such Awards.

Amendment and Termination

   The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as required. The Plan will terminate in August 2008 unless previously terminated by the Board of Directors.

Other Terms of the Plan

   Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Code, or non-qualified stock options. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company or a Related Entity.

   The Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, the exercise price cannot be less than 85% of the fair market value of the Common Stock on the date of grant unless otherwise determined by the Administrator. The exercise price of Awards intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, assignment of a part of the proceeds from the sale of shares acquired upon exercise or purchase of the Award, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000. If the aggregate fair market value of such options exceeds $100,000, such options will be treated as non-qualified stock options to the extent of such excess.

   Under the Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Plan permits the designation of beneficiaries by holders of incentive stock options. Other Awards shall be transferable to the extent provided in the Award agreement.

   The Administrator may establish one or more programs under the Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

Corporate Transactions, Changes in Control and Related Entity Dispositions

   Corporate Transactions. In the event of an acquisition of the Company through the sale of all or substantially all of its assets, a merger or other business combination in which the Company is not the surviving entity (a "Corporate Transaction"), outstanding Awards under the Plan terminate unless assumed by the successor company or its parent. However, an Award Agreement may provide that all or a portion of the unvested Award covered by such Award Agreement will become vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights, immediately prior to the effective date of the Corporate Transaction. The terms and conditions of such acceleration and release shall be determined in the Administrator's sole discretion and shall be fully set forth in the Award Agreement.

   Changes in Control. An Award Agreement may provide that, in the event of
(1) a transaction resulting in the direct or indirect acquisition by any person or related group of persons of beneficial ownership of more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer in which a majority of the Company's disinterested continuing directors do not recommend such transaction, or (2) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members ceases to be comprised of individuals who are continuing directors (a "Change in Control"), all or a portion of the unvested Award covered by such Award Agreement will become vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights, immediately prior to the effective date of the Change in Control. The terms and conditions of such acceleration and release shall be determined in the Administrator's sole discretion and shall be fully set forth in the Award Agreement.

   Related Entity Dispositions. In the case of a sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in a Related Entity effected by means of a sale, merger, consolidation or other transaction involving the Related Entity or the sale of all or substantially all of the assets of the Related Entity (a "Related Entity Disposition"), the continuous service of each participant who is at the time engaged primarily in service related to such Related Entity shall terminate unless such Awards are assumed by the successor entity or its parent. However, an Award Agreement may provide that all or a portion of the unvested Award covered by such Award Agreement will become vested and released from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights and shall be exercisable in accordance with the terms of the Award Agreement. The terms and conditions of such acceleration and release shall be determined in the Administrator's sole discretion and shall be fully set forth in the Award Agreement.

   Other Acceleration. An Award Agreement may provide for other acceleration of vesting and exercisability, and release from any restrictions on transfer (other than transfer restrictions applicable to ISOs) and repurchase or forfeiture rights ("Other Acceleration"), of an Award covered by such Award Agreement in addition to those set forth above. The terms and conditions of such acceleration and release shall be determined in the Administrator's sole discretion and shall be fully set forth in the Award Agreement.

   Discretion of Plan Administrator. Notwithstanding the above, the Administrator may, in its discretion, prevent the acceleration and vesting and release of restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction, Change of Control, Related Entity Disposition or Other Acceleration provisions.

Certain Federal Tax Consequences

   The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%. The maximum rate at which long-term capital gains are taxed currently falls to 20% for most types of property held for more than eighteen months.

   The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

   If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

   Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

   The foregoing is only a summary of the current effect of federal income taxation upon the grantee and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required for the approval of the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE uBID, INC. 1998 STOCK INCENTIVE PLAN.

New Plan Benefits

   The table below sets forth the number of options granted under the Plan as of March 31, 1999 to certain specified groups of individuals.

                                                             Number of Shares
                      Name and Position                     Underlying Options
                      -----------------                     ------------------
   All current directors who are not executive officers
    (one person)...........................................       18,325
   All employees, including current officers who are not
    executive officers (40 persons)........................      288,000

   Pursuant to the Separation and Distribution Agreement, options to purchase common stock of the Parent outstanding as of the Distribution Date will be converted into options to purchase both Parent Common Stock and Company Common Stock. Based on the number of shares of Parent Common Stock and options to purchase Parent Common Stock outstanding on March 26, 1999, the Company anticipates that it will grant options to purchase approximately 548,935 shares of the Company's Common Stock under the Plan in connection with the Distribution. See "Certain Relationships and Related Transactions--Separation and Distribution Agreement." The amounts and terms of future Awards to be granted under the Plan to any eligible participant lie within the authority and discretion of the Board of Directors and the Plan Administrator and are not determinable at this time. Information with respect to grants of stock options to certain of the Company's directors and executive officers under the Company's informal stock option plan appears under the headings "Compensation of Directors" and "Executive Compensation" herein.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as the independent auditors of the Company since the inception of the Company in 1997 and has been appointed by the Board of Directors to continue as the independent auditors of the Company for the year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board of Directors will review its future selection of auditors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be able to respond to appropriate questions.

   THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

   Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than December 28, 1999, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, notice of any such stockholder proposals must be given to the Company in writing not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the 1999 meeting, which is set forth on page 1 of this Proxy Statement (or the date on which the Company mails its proxy materials for the 2000 Annual Meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder's notice to the Company must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, the Company's Bylaws require written notice to be received by the Company not less than 30 days nor more than 60 days before the meeting, unless less than 40 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposed nominee and the stockholder making the nomination.

                                OTHER BUSINESS

   The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

   COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO uBID, INC., 2525 BUSSE ROAD, ELK GROVE VILLAGE, ILLINOIS 60007, ATTENTION: CHIEF FINANCIAL OFFICER.

                                          By Order of the Board of Directors

                                          Frank F. Khulusi
                                          Secretary

April 26, 1999

                             [MAP APPEARS HERE]

                                    ANNEX A

                                  uBID, INC.

                           1998 STOCK INCENTIVE PLAN

   1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

     (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (f) "Board" means the Board of Directors of the Company.

     (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the
  Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

     (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

       (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

       (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

     (i) "Code" means the Internal Revenue Code of 1986, as amended.

     (j) "Committee" means any committee appointed by the Board to administer the Plan.

     (k) "Common Stock" means the common stock of the Company.

     (l) "Company" means uBid, Inc., a Delaware corporation.

     (m) "Consultant" means any person (other than an Employee or, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting, advisory or other services to the Company or such Related Entity.

     (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six
  (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence,
  (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (p) "Corporate Transaction" means any of the following transactions:

       (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

       (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

       (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
    Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

     (q) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

     (r) "Director" means a member of the Board or the board of directors of any Related Entity.

     (s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

     (t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

     (u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

     (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

     (y) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (z) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (aa) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (bb) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

     (cc) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (dd) "Performance--Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     (ee) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

     (ff) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

     (gg) "Plan" means this 1998 Stock Incentive Plan.

     (hh) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly. For this purpose of the Non-Qualified Stock Options to be granted under this Plan pursuant to Section 3.6 of the Separation and Distribution Agreement to be entered into between the Company and its parent, Creative Computers, Inc. ("Creative"), "Related Entity" shall include Creative and its Subsidiaries, notwithstanding that, at the time of the granting of such Options, the Company may no longer be a Subsidiary of Creative.

     (ii) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (jj) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     (kk) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

     (ll) "Share" means a share of the Common Stock.

     (mm) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (nn) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

   3. Stock Subject to the Plan.

     (a) The maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be 2,500,000 Shares, and commencing with the first business day of each calendar year thereafter beginning with January 1, 2000, such maximum aggregate number of Shares shall be increased by a number equal to three percent (3%) of the number of Shares outstanding as of December of the immediately preceding calendar year. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 650,000 Shares, and such number shall not be subject to annual adjustment as described above. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

     (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

     (a) Plan Administrator.

       (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by
    (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

       (ii) Administration With Respect to Consultants and Other
    Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

       (iii) Administration With Respect to Covered
    Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

       (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

       (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

       (ii) to determine whether and to what extent Awards are granted hereunder;

       (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

       (iv) to approve forms of Award Agreements for use under the Plan;

       (v) to determine the terms and conditions of any Award granted hereunder;

       (vi) to amend the terms of any outstanding Award granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

       (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

       (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

       (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

   5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   6. Terms and Conditions of Awards.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

     (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

     (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

     (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

     (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

     (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

   7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

       (i) In the case of an Incentive Stock Option:

         (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

         (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

       (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (iv) In the case of other Awards, such price as is determined by the Administrator.

       (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

       (i) cash;

       (ii) check;

       (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

       (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

       (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

       (vi) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

   8. Exercise of Award.

     (a) Procedure for Exercise; Rights as a Stockholder.

       (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

       (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

     (b) Exercise of Award Following Termination of Continuous Service.

       (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

       (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

       (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

   9. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

   10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which
Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

   11. Corporate Transactions/Changes in Control/Related Entity Dispositions.

     (a) The Administrator, in its sole discretion, may provide in any Award Agreement that, in the event of a Corporate Transaction, all or a portion of the unvested Award covered by such Award Agreement shall automatically become vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

     (b) The Administrator, in its sole discretion, may provide in any Award Agreement that, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), all or a portion of the unvested Award covered by such Award Agreement shall automatically become vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights immediately prior to the specified effective date of such Change in Control.

     (c) The Administrator, in its sole discretion, may provide in any Award Agreement that, effective upon the consummation of a Related Entity Disposition, all or a portion of the unvested Award covered by such Award Agreement shall automatically become vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights immediately prior to the effective date of the Related Entity Disposition. Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall terminate. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent.

     (d) The Administrator, in its sole discretion, may provide in any Award Agreement for other acceleration of vesting and exercisability, and release from restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights ("Other Acceleration") of an Award covered by such Award Agreement in addition to those set forth in subsections (a), (b) and (c) above. The terms and conditions of such acceleration and release shall be determined in the sole discretion of the Administrator and shall be fully set forth in the Award Agreement.

     (e) Notwithstanding the above, the Administrator may, in its discretion, prevent the acceleration and vesting and release of restrictions on transfer and repurchase or forfeiture rights of any outstanding Award with respect to any Corporate Transaction, Change of Control, Related Entity Disposition or Other Acceleration provisions.

   12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

   13. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

   14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

   16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement-Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

   17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                                 APPENDIX "A"

     PROXY                                                                PROXY

                                  uBID, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 1999

     The undersigned hereby appoints Gregory K. Jones and Thomas E. Werner (collectively, the "Proxies"), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the "Annual Meeting") of uBid, Inc., a Delaware corporation (the "Company"), to be held on Monday, May 24, 1999, at the Westin O'Hare Hotel, 6100 River Road, Rosemont, Illinois, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     The Board of Directors recommends a vote FOR the election of the nominees listed below and FOR Proposals 2 and 3.

           SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH
          THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE
               ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.


                            _FOLD AND DETACH HERE_

                                                                                                                    Please mark
                                                                                                                  your votes as  [_]
                                                                                                                  indicated in
                                                                                                                  this example

                                             FOR                    WITHHOLD
                                   the nominees listed below        AUTHORITY
                                   (except as marked to the    to vote for nominees
                                        contrary below)           listed below
1. ELECTION OF DIRECTORS                                                                                      For  Against  Abstain
   INSTRUCTIONS: To withhold authority       [_]                      [_]           2. To approve the         [_]     [_]     [_]
   to vote for any nominee, print that                                                  uBid, Inc. 1998
   nominee's name in the space provided                                                 Stock Incentive Plan
   below

     Class I:  Frank F. Khulusi                                                                               For  Against  Abstain
                                                                                    3. To ratify the          [_]     [_]     [_]
               Mark C Layton                                                           appointment of Ernst &
                                                                                       Young LLP as independent
_______________________________________
                                                                                       auditors for the 1999
                                                                                       fiscal year


              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.




(Signature)____________________ (Signature, if jointly held) _________________________ DATE:___________________, 1999

Please sign exactly as your name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.

                            _FOLD AND DETACH HERE_

                                       2